UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ x ]

Check the appropriate box:

[x ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to section 240.14a-12
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(Name of Registrant as Specified In Its Charter):

Chesapeake Lodging Trust. (NYSE: CHSP)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant):

UNITE HERE

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:
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PRELIMINARY PROXY STATEMENT

I. INDEPENDENT SHAREHOLDER SOLICITATION for Annual Shareholders Meeting

Chesapeake Lodging Trust. (NYSE: CHSP)

[Date of meeting]
[Address of meeting]

First released to shareholders on _______, 2014

UNITE HERE
275 Seventh Ave.
New York, NY 10001
Tel: 212-265-7000
Fax: 212-265-3415

To Fellow Chesapeake Lodging Trust Shareholders:

We are writing to seek support from Chesapeake shareholders for a set of non-binding proposals which, if adopted, could improve Chesapeake's corporate governance practices, and our shareholder value.

We believe that the ability of shareholders to hold the Board accountable is a hallmark of good corporate governance. In order for shareholders to secure a meaningful voice within Chesapeake's leadership, especially as the U.S. hotel industry's improved operating fundamentals spur merger activity, it is in the interest of Chesapeake shareholders to vote in favor of our proposals. Our first proposal, if adopted, would increase the trustees' accountability to shareholders by ensuring each elected trustee had the support of a majority of voting shares. Our remaining proposals recommend our Company opt out of Maryland's suite of "poison pill" statutes, which may depress shareholder value by enabling our Board to set in place a range of anti-takeover devices without shareholder approval.

SUPPORTING STATEMENT FOR SHAREHOLDER PROPOSAL TO ADOPT A MAJORITY VOTE
(PROPOSAL NO. 1)

The election of trustees is a fundamental right of shareholders. However when trustees are elected using a plurality vote standard, as is now used by our Company, trustee elections are less meaningful. Under the plurality vote standard, a nominee for the board can be elected with as little as a single vote, even if a substantial majority of the votes cast are "withheld" from the nominee. For this reason, we believe that plurality voting should only be used in contested trustee elections. We recommend that our Company change its trustee election vote standard to a majority vote standard, under which a trustee must receive a majority of the votes cast to be elected. We also recommend that the Board adopt a trustee resignation policy requiring that trustees who do not receive the required vote for election submit their resignations.

Our fellow shareholders should be aware that, even though our Company's trustees do not have a lengthy track record of running our Company and its short life has coincided with a period of economic recovery, they do have a much longer history at Highland Hospitality. As the CEO of Highland Hospitality, Mr. Francis' executive team was comprised of Messrs. Douglas Vicari, Rick Adams and Graham Wooten, all of whom are current executives of our Company, and Messrs. Francis and Vicari are also trustees of our Company.<FN1>

Highland Hospitality, a publicly traded real estate investment trust, was taken private by real estate investment firm JER Partners for $2 billion in 2007.<FN2> Messrs. Francis, Adams and Wooten continued to serve as consultants and/or held senior positions for the JER Partners' affiliate that acquired Highland Hospitality for varying periods thereafter.<FN3> Within the following three years, Highland defaulted on $868 million in mezzanine debt.<FN4> In the restructuring that followed, JER Partners' $200 million of equity in the 28-hotel portfolio is believed to have been wiped out.<FN5> Through a consensual foreclosure in 2010, Ashford Hospitality Trust and Prudential Real Estate Investors acquired Highland's portfolio for $1.28 billion,<FN6> a 41% decrease in valuation compared to JER Partners' acquisition three years prior. Current Company trustees Messrs. Thomas Natelli and John Hill served on the Highland Board until its sale in 2007.<FN7>

We believe it is always in the interests of long-term performance when shareholders can directly and annually hold Board members accountable; even more so when the track record of several executives managing Highland during an economic downturn raises red flags. In addition, our Company has not produced long-term results nor weathered an economic downturn. In fact, our Company's portfolio of hotels was acquired during an opportune period when the hotel industry was on an upswing.

This proposal topic has gained widespread support among investors. In fact, the proportion of S&P 500 companies that have adopted some form of majority voting has increased from 16 percent<FN8> to 78.2 percent<FN9> from 2006 to 2012. In addition, this proposal is aligned with the ISS 2014 U.S. Proxy Voting Summary Guidelines which state:

"Generally vote for management proposals to adopt a majority of votes cast standard for directors in uncontested elections...Companies are strongly encouraged to also adopt a post-election policy (also known as a director resignation policy) that will provide guidelines so that the company will promptly address the situation of a holdover director."<FN10>

We urge shareholders to vote FOR this proposal to improve our ability to hold the Board accountable.

SUPPORTING STATEMENT FOR SHAREHOLDER PROPOSALS TO LIMIT ANTI-TAKEOVER PROVISIONS (PROPOSALS NO. 2-4)

These proposals urge the Board to take the actions required for the Company to opt out of Maryland's Unsolicited Takeover Act, the Business Combinations Act and the Control Shares Act (collectively referred to as the "Acts") and require a majority vote of shareholders to opt back in:

*The Unsolicited Takeover Act (Title 3, Subtitle 8 of the Maryland General Corporation Law) permits the Board, without shareholder approval, to implement various takeover defenses, such as classifying the board retroactively, expanding the board with vacancies filled only by vote of other trustees, and requiring a two-thirds vote for removal of a trustee. Our Company does not opt out of the Unsolicited Takeover Act.

*The Control Share Acquisition Act (Title 3, Subtitle 7 of the Maryland General Corporation Law) prohibits holders of "control shares" (either more than one-tenth, one-third or a majority of the power to vote in the election of trustees) from any voting rights with respect to the control shares except if approved by at least a two-thirds shareholder vote. Our Company currently opts out of the Control Shares Act, but the Board retains the right to opt back in retroactively, without shareholder approval.

*The Business Combinations Act (Title 3, Subtitle 6 of the Maryland General Corporation Law) currently restricts "business combinations" between the Company and a potential acquirer under certain conditions for at least five years after the potential acquirer acquires 10% or more of the Corporation's outstanding shares. Our Company opts out of the Business Combinations Act, but the Board retains the right to opt back in, without shareholder approval.

These Acts behave as anti-takeover measures unless our Company has opted out with a requirement that a majority vote of shareholders approve any future opt-in. Research on such anti-takeover statutes indicates that they fail to protect shareholder interests. Empirical studies have shown that state anti-takeover statutes harm shareholders by failing to maximize profit and by leading to uncertainty for shareholders.<FN11> Robust econometric data shows that anti-takeover statutes increase agency managerial cost and reduce shareholder wealth.<FN12> Further, studies have shown that because they protect managers from removal, they reduce incentives for managers to operate as profitably as possible.<FN13>

The availability of a broad range of anti-takeover devices is not merely an academic issue for our company: the US hotel industry has witnessed improved operating fundamentals in recent years. If the previous cycle is any indication, shareholders can expect to see stepped-up merger activity in the coming years. Not opting out of the Acts may adversely affect shareholder value by discouraging premium-rich offers to acquire the Company that could be beneficial to shareholders.

We urge you to vote FOR these proposals to maximize shareholder value.

FULL TEXT OF PROPOSALS:

1.RESOLVED, that the shareholders of Chesapeake Lodging Trust urge the Board take the steps necessary to amend the Company's bylaws to provide that trustee nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested trustee elections, that is, when the number of trustee nominees exceeds the number of board seats. Trustees who do not receive the required majority vote for election must submit their resignation.

2.RESOLVED, that shareholders of Chesapeake Lodging Trust urge the Board take all steps necessary to cause the Company to opt out of Maryland's Unsolicited Takeover Act (Title 3, subtitle 8 of the Maryland General Corporation Law, the "Unsolicited Takeover Act") and to require approval by a majority of shareholders casting votes before opting back in.

3.RESOLVED, that shareholders of Chesapeake Lodging Trust urge the Board take all steps necessary to cause the Company to opt out of Maryland's Control Shares Act (Title 3, subtitle 7 of the Maryland General Corporation Law) and to require approval by a majority of shareholders casting votes before opting back in.

4.RESOLVED, that shareholders of Chesapeake Lodging Trust urge the Board to take all necessary steps to opt out of the Maryland Business Combination Act (Title 3, Subtitle 6 of the Maryland General Corporation Law) and to require a majority vote of shareholders casting votes before opting back in.

We recommend a vote FOR these proposals urging the Company to amend its bylaws.

II. PROXY VOTING:

PLEASE USE THE ENCLOSED BLUE PROXY CARD TO VOTE FOR THE PROPOSAL. YOU WILL ALSO RECEIVE A PROXY CARD FROM MANAGEMENT. IF YOU SUPPORT OUR PROPOSAL, DO NOT SEND BACK MANAGEMENT'S CARD. ANY PROXY CARD YOU HAVE SIGNED IS CANCELLED OUT BY SUBMITTING A LATER-DATED PROXY CARD.

We intend to solicit at least a majority of the voting power of the outstanding stock. You can revoke any proxy vote prior to the tally at the shareholders meeting by signing and submitting a new proxy card, by sending written notice of revocation to the proxy holder, or by appearing at the meeting and voting in person. The record date for eligibility to vote is [DATE].

Our proposals are non-binding. Passage of the proposals requires approval of a majority of votes cast. We seek no discretionary voting authority for the meeting: we will vote your stock as you instruct us. If you return the enclosed blue card but give us no instructions, we will vote your stock FOR our proposals, FOR ratification of the auditor and not vote on any other matter. The Company's bylaws require advance notice before any matter may be raised at the meeting, and therefore we do not expect any matter to be raised at the meeting that is not addressed in this proxy statement or the Company's proxy statement. We incorporate by reference all information concerning the board of trustees and voting procedures contained in management's proxy statement at [PAGES].

III. INFORMATION ON PARTICIPANTS IN THIS SOLICITATION:

The participants in this solicitation will be UNITE HERE and its staff, including Courtney Alexander, Jeffrey Nelson and Riddhi Mehta-Neugebauer. These staff are located at the UNITE HERE offices at 275 Seventh Avenue, New York, NY 10001-6708 and 33 Harrison Avenue, 4th floor, Boston, MA 02111, respectively.

UNITE HERE represents approximately 275,000 active members throughout North America. This solicitation is conducted by UNITE HERE, which owns 175 shares of Chesapeake Lodging Trust stock and represents workers at three hotels owned by Chesapeake for collective bargaining purposes. There is a long-standing labor dispute at the Chesapeake-owned Le Meridien Hotel and the Hyatt Fisherman's Wharf Hotel in San Francisco. These labor disputes pre-date Chesapeake's acquisition of those hotels.

We do not seek your support in labor matters and do not believe that enactment of the proposals would have any impact on such matters. UNITE HERE will vote each proxy card it receives in accordance with the shareholder's instructions. UNITE HERE will not seek any discretionary voting authority for the shareholders meeting: rather, it will vote stock solely as directed.

UNITE HERE will bear all solicitation costs (anticipated at $10,000) and will not seek reimbursement from the Company. It will solicit proxies by mail, phone, e-mail, fax and in person using its regular staff, who shall not receive any additional compensation, but they may also hire an outside solicitor. It will reimburse banks, brokers, and other custodians, nominees or fiduciaries for reasonable expenses incurred in forwarding proxy material to beneficial owners.

IV. EXECUTIVE COMPENSATION/SECURITY OWNERSHIP OF MANAGEMENT AND 5% OWNERS/SHAREHOLDER PROPOSAL RIGHTS

We incorporate by reference the information contained in management's proxy statement at [PAGES].

PLEASE RETURN THE ENCLOSED BLUE PROXY CARD TODAY, AS INSTRUCTED ON THE CARD.

For more information, contact the UNITE HERE Research Department at (212) 265-7000.

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<FN1> United States Securities and Exchange Commission. Form 10-K Annual Report Chesapeake Lodging Trust. 2012. pg. 36.
(FN2> Ambroz, Jillian. "JER Jumps on Take-Private Bandwagon: Buys Highland Hospitality in $2B Deal." CoStar Group. April 24, 2007. http://www.costar.com/News/Article/JER-Jumps-On-Take-Private-Bandwagon-Buys-Highland-Hospitality-in-$2B-Deal/89214
<FN3> United States Securities and Exchange Commission. Form 10-K Annual Report Chesapeake Lodging Trust. 2012. pg. 36.
<FN4> Wei, Lingling and Kris Hudson. "Hotel Chain Explores Bankruptcy." Wall Street Journal. August 18, 2010. http://online.wsj.com /news/articles/SB10001424052748703824304575435720021602794#
<FN5> PERE News. "Ashford, PREI JV acquires JER hotel portfolio." PEI Media. March 11, 2011.
<FN6>Levitt, David M. "Ashford Venture Acquires Highland Hotels in $1.28 Billion Foreclosure Deal." Bloomberg News. March 11, 2011.  http://www. bloomberg.com/news/ 2011-03-10/ashford-hospitality-venture-pays-1-28-billion-for-highland-hospitality.html
<FN7> United States Securities and Exchange Commission. Schedule 14A Proxy Statement: Chesapeake Lodging Trust. 2012. pg. 8-9.
<FN8> Allen, Claudia H. "Study of Majority Voting in Director Elections." Neal, Geber & Eisenberg LLP. (last updated Nov. 12, 2007). http://www.ngelaw.com/files/ Uploads/Documents/majoritystudy111207.pdf ("when this Study was initially published in February 2006, only 16% of the companies in the S&P 500 were known to have adopted a form of majority voting").
<FN9> Kistler, Bruce. "State of Play, A Snapshot of US Corporate Governance in 2012," ISS Corporate Services. July 19, 2012. ("the S&P 500 is the only index with more than one-half of its constituents using a majority voting standard").
<FN10> Institutional Shareholder Services Inc., "ISS' 2014 U.S. Proxy Voting Summary Guidelines." Institutional Shareholder Services. December 19, 2013. pg. 20.
<FN11> Macey, Jonathan R., "State Anti-Takeover Statutes: Good Politics, Bad Economics" Faculty Scholarship Series. (1988). Paper 1739.
http://digitalcommons.law.yale.edu/fss_papers/1739
<FN12> Bebchuk, Lucian, Joan Coates IV and Guhan Subramanian. "The Powerful Antitakeover Force of Staggered Boards: Theory, Evidence, and Policy," 54 Stanford Law Review (2002).
<FN13> Booth, Richard A. "The Promise of State Takeover Statutes." Michigan Law Review Vol. 86, No. 7 (Jun., 1988), pp. 1635-1702.
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PROXY CARD

Solicited by UNITE HERE for Annual Shareholders Meeting of Chesapeake Lodging Trust, [DATE].

The undersigned hereby designates Courtney Alexander, Jeffrey Nelson and Riddhi Mehta-Neugebauer with full power of substitution, as the proxies of the undersigned for the sole purpose of voting all stock of the undersigned in the manner marked below at the Chesapeake Lodging Trust annual shareholders meeting for 2014. This proxy card grants no discretionary voting authority: if matters come before the meeting other than the items below, the stock of the undersigned will not be voted on such matters.

1. ELECTION OF TRUSTEES

[ ] FOR

[ ] AGAINST

[ ] ABSTAIN

[ ] WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE. WRITE NAME(S) OF NOMINEES BELOW:

UNITE HERE MAKES NO RECOMMENDATION ON THE TRUSTEES' ELECTION

2. TO APPROVE THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE 2013 FISCAL YEAR

[ ] FOR

[ ] AGAINST

[ ] ABSTAIN

UNITE HERE MAKES NO RECOMMENDATION ON THE RATIFICATION OF THE AUDITOR

3. ANNUAL ADVISORY VOTE ON EXECUTIVE COMPENSATION

[ ] FOR

[ ] AGAINST

[ ] ABSTAIN

UNITE HERE MAKES NO RECOMMENDATION ON THE RATIFICATION OF EXECUTIVE COMPENSATION.

UNITE HERE URGES A VOTE FOR THE FOLLOWING SHAREHOLDER PROPOSALS:

4. RESOLVED, that the shareholders of Chesapeake Lodging Trust urge the Board take the steps necessary to amend the Company's bylaws to provide that trustee nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested trustee elections, that is, when the number of trustee nominees exceeds the number of board seats. Trustees who do not receive the required majority vote for election must submit their resignation.

[ ] FOR

[ ] AGAINST

[ ] ABSTAIN

UNITE HERE RECOMMENDS A VOTE FOR THIS PROPOSAL.

5. RESOLVED, that shareholders of Chesapeake Lodging Trust urge the Board take all steps necessary to cause the Company to opt out of Maryland's Unsolicited Takeover Act (Title 3, subtitle 8 of the Maryland General Corporation Law, the "Unsolicited Takeover Act") and to require approval by a majority of shareholders casting votes before opting back in.

[ ] FOR

[ ] AGAINST

[ ] ABSTAIN

UNITE HERE RECOMMENDS A VOTE FOR THIS PROPOSAL.

6. RESOLVED, that shareholders of Chesapeake Lodging Trust urge the Board take all necessary steps to cause the Company to opt out of Maryland's Control Shares Act (Title 3, subtitle 7 of the Maryland General Corporation Law) and to require approval by a majority of shareholders casting votes before opting back in.

[ ] FOR

[ ] AGAINST

[ ] ABSTAIN

UNITE HERE RECOMMENDS A VOTE FOR THIS PROPOSAL.

7. RESOLVED, that shareholders of Chesapeake Lodging Trust urge the Board to take all necessary steps to opt out of the Maryland Business Combination Act (Title 3, Subtitle 6 of the Maryland General Corporation Law) and to require a majority vote of shareholders casting votes before opting back in.

[ ] FOR

[ ] AGAINST

[ ] ABSTAIN

UNITE HERE RECOMMENDS A VOTE FOR THIS PROPOSAL.

If no direction is made above, UNITE HERE will vote this card FOR our proposals, FOR approval of the auditor and not vote on any other matter.

Dated: _____________

SIGNATURE: ________________________________________

PRINT: _____________________________________________

NAME: _____________________________________________

TITLE (if shares not held in above name): ________________

Optional information so we can make sure your vote gets counted and provide you more information about shareholder issues at Chesapeake Lodging Trust (your information will not be put to any other use):

Telephone: _________________

Fax: _______________________

E-mail address: _______________

This card can be voted at _____________.com, returned in the enclosed envelope or by fax to _______________.